EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to The 2007 Incentive Plan of LaSalle Brands Corporation (formerly Diners Acquisition Corporation), of our report dated April 17, 2007, with respect to our audit of the financial statements of LaSalle Brands Corporation (formerly Diners Acquisition Corporation )included in its Annual Report on Form 10-KSB as of December 31, 2006 and for the year then ended, filed with the Securities and Exchange Commission.


                                        /s/ EPSTEIN, WEBER & CONOVER, P.L.C.
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Scottsdale, Arizona
September 28, 2007